Exhibit 10.4

ANALOGIC CORPORATION

Nonstatutory Stock Option Agreement

2009 Stock Incentive Plan

This Nonstatutory Stock Option Agreement is made as of the Agreement Date between Analogic Corporation (the “Company”), a Massachusetts corporation, and the Participant.

I.	Agreement Date

Date:

II.	Participant Information

Participant:
Participant Address:

III.	Option Information

Grant Date:
Number of Shares:
Exercise Price[1]:

IV. Vesting Table

Vesting Date	Percentage of Option Shares that Vests

This Agreement includes this cover page and the following Exhibit, which is expressly incorporated by reference in its entirety herein:

Exhibit A – General Terms and Conditions

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

ANALOGIC CORPORATION	PARTICIPANT

Name: Title:	Name:

[1]	Closing price of the common stock on the Grant Date should generally be used.

ANALOGIC CORPORATION

Nonstatutory Stock Option Agreement

Exhibit A – General Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Option.

(a) In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant as of the Grant Date set forth on the cover page of this Agreement, subject to the terms and conditions set forth in this Agreement and in the Company’s 2009 Stock Incentive Plan (the “Plan”), an option to purchase up to the number of shares set forth on the cover page of this Agreement (the “Shares”) of common stock, $.05 par value per share, of the Company (the “Common Stock”), at the exercise price per Share set forth on the cover page of this Agreement. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the seventh anniversary of the Grant Date (the “Final Exercise Date”).

(b) It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

(a) This option will become exercisable (“vest”) in accordance with the Vesting Table set forth on the cover page of this Agreement, except to the extent provided otherwise in Section 3.

(b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 or under the Plan.

3. Exercise, Acceleration and Termination of Option.

(a) Form of Exercise. To exercise this option, the Participant shall deliver to the Company a notice of exercise in a form (which may be in electronic form) approved by the Company, along with payment in full of the exercise price in the manner provided in the Plan, including without limitation “net exercise” as provided in Section 5(g)(4) of the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the Company. For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.

(c) Effect of Termination of Employment with the Company.

(1) If the Participant ceases to be employed by the Company for any reason other than death, Disability (as defined below), termination for Cause (as defined below), Retirement (as defined below) or voluntary resignation, then the portion of this option that is vested as of the date of such termination of employment, plus a portion covering the Additional Pro Rata Shares (as defined below), shall be exercisable by the Participant until the end of the 90-day period following the date of such termination of employment (or, if earlier, until the Final Exercise Date) and shall terminate at the end of such period. The “Additional Pro Rata Shares” shall mean (i) the number of Shares that would have vested on the next vesting date (as set forth on the cover page of this Agreement) multiplied by (ii) a fraction, the numerator of which is the number of full months elapsed since the most recent Vesting Date (or the Grant Date, if termination occurs prior to the first Vesting Date) and the denominator of which is the number of months between the most recent Vesting Date and the next Vesting Date. Any unvested portion of this option (after giving effect to the vesting of the Additional Pro Rata Shares) shall terminate as of the date of such termination of employment.

(2) If the Participant ceases to be employed by the Company as a result of his or her death, then the portion of this option that is vested as of the date of such termination of employment, plus a portion covering the Additional Pro Rata Shares, shall be exercisable by the Designated Beneficiary (as defined in the Plan) of the Participant until the end of the one-year period following the date of death (or, if earlier, until the Final Exercise Date) and shall terminate at the end of such period. Any unvested portion of this option (after giving effect to the vesting of the Additional Pro Rata Shares) shall terminate as of his or her death.

(3) If the Participant ceases to be employed by the Company as a result of his or her Disability, then the portion of this option that is vested as of the date of such termination of employment, plus a portion covering the Additional Pro Rata Shares, shall be exercisable by the Participant (or his or her legal representatives) until the end of the one-year period following the date of such employment termination (or, if earlier, until the Final Exercise Date) and shall terminate at the end of such period. Any unvested portion of this option (after giving effect to the vesting of the Additional Pro Rata Shares) shall terminate as of such employment termination.

(4) If the Participant ceases to be employed by the Company as a result of the termination of his or her employment by the Company for Cause, this option shall terminate upon the effective date of such termination of employment. If the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment).

(5) If the Participant ceases to be employed by the Company as a result of his or her Retirement, then the portion of this option that is vested as of the date of such termination of employment, plus a portion covering the Additional Pro Rata Shares, shall be exercisable by the Participant until the end of the one-year period following the date of such Retirement (or, if earlier, until the Final Exercise Date) and shall terminate at the end of such period. Any unvested portion of this option (after giving effect to the vesting of the Additional Pro Rata Shares) shall terminate as of such Retirement.

(6) If the Participant ceases to be employed by the Company as a result of his or her voluntary resignation (other than in the case of Retirement), this option shall terminate upon the effective date of such termination of employment.

(d) Change in Control Event. This option shall become fully vested effective immediately prior to a Change in Control Event (as defined in the Plan).

(e) Definitions.

(1) For purposes of this Agreement, “Cause” shall mean any intentional dishonest, illegal, or insubordinate conduct which is materially injurious to the Company or a subsidiary, or a breach of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company.

(2) For purposes of this Agreement, “Disability” shall mean a disability that entitles the Participant to receive benefits under a Company-sponsored disability program. If no program is in effect for the Participant, Disability will apply if the Participant has become totally and permanently disabled within the meaning of Section 22(e)(3) of the Code.

(3) For purposes of this Agreement, “Retirement” shall mean the Participant voluntarily leaving the employment of the Company with a combination of years of age and years of service of at least 75 and at least 10 years of service; provided that a Participant will not be deemed to have retired in any situation involving a termination for Cause, as determined by the Company.

4. Withholding Taxes. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company, in the manner permitted in the Plan, for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Restrictions on Transfer. This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

6. Provisions of the Plan. This Agreement is subject to the provisions of the Plan. The Participant acknowledges receipt of the Plan, along with the Prospectus relating to the Plan.

7. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the grant of this option and its vesting pursuant to Section 2 do not constitute an express or implied promise of continued employment for the vesting period, or for any period.

(b) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to any applicable conflict of law principles.

(d) Interpretation. The interpretation and construction of any terms or conditions of the Plan or this Agreement by the Compensation Committee shall be final and conclusive.